UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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ODYSSEY MARINE EXPLORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT	2018

Dear Fellow Stockholder,

For the past several years, I have spoken to you about the transformation underway at Odyssey. Much like building a house, we needed to start with a strong foundation to build upon. During this phase, we re-evaluated our goals and refined our mission to develop our “blueprints” – the strategies we needed to employ to set the company up for long-term success. We focused on strengthening our financials and improving our operational efficiencies. Now, we are in the construction phase – building the structure that sits upon that solid foundation.

We have successfully constructed a new business model that has two key focuses: (1) developing valuable seafloor mineral assets for our company and (2) generating leveraged returns by providing contracted service work to third-parties. Under this contract model, Odyssey is paid to perform offshore services while still retaining a significant back-end share of the future net proceeds from these projects.

The combined potential cash flows from these projects are expected to fund operations for multiple years while simultaneously increasing the value of projects in which the company has an equity ownership position.

Last month we received some long-awaited news regarding the “Don Diego” project that was well worth the wait. On March 21, 2018, the 11-judge panel of the Superior Court of the Federal Court of Administrative Justice in Mexico ruled unanimously in favor of Odyssey Marine Exploration, Inc.’s (“Odyssey”) subsidiary, Exploraciones Oceánicas, S. de R.L. de C.V. (“ExO”), nullifying the denial of ExO’s environmental permit application for the extraction of phosphate sand from its “Don Diego” project. Odyssey holds a 53.88% interest in ExO. To move to the next phase of development of the deposit, Odyssey and its subsidiaries need the approval of the environmental permit application, which is anticipated in due course as a result of this decision.

The “Don Diego” project is expected to deliver significant economic and social benefits to Mexico in the form of job creation, lowered fertilizer pricing, increased crop yields, generation of tax revenues, and the funding of programs that will promote the protection and enhancement of the marine environment.

Although the “Don Diego” project remains our company’s cornerstone project for the moment, we have a pipeline of equally exciting mineral projects that are in various stages of development. Of course, shipwrecks will always be one of our passions, but we are now focusing our investments to develop and move forward multiple subsea mineral projects, an area we believe has the potential to provide much greater returns.

We are actively working on shipwreck projects for our partner Magellan Offshore. Operations are currently underway on a leveraged-return project expected to begin generating cash in 2018 that will be sufficient to fund total company operations and is forecast to produce cash returns for a minimum of 12-18 months.

The integrity of your foundation is where success and failure lie. It is important for us to maintain a strong base, so we will remain focused on financial discipline and evaluating our operational philosophies. We will continue to refine and stay the course on these core principles of our foundation as we build. The value of this discipline has been proven by our performance. Last year we had a 37% reduction in total operational expenses compared to the previous year, and a 60% reduction in operating expenses compared to 2015.

When Greg Stemm and John Morris founded Odyssey nearly 25 years ago, the goal was to use technology to reach the deep ocean and recover long-lost valuable assets. After making some of the most amazing shipwreck discoveries in the world we have moved into discovering and developing naturally occurring deposits of valuable mineral assets in the deep ocean. On both accounts, naysayers thought these goals impossible and never expected us to be successful at finding or recovering these assets from the deep ocean, but here we are 25 years later continuing to push the envelope, diving deeper into the ocean and recovering valuables that were previously thought unattainable.

It is an exciting time to be a part of Odyssey and I am honored to be the CEO. We appreciate your ongoing support and belief in the Odyssey team, and thank you for your trust in our stewardship of your company.

Sincerely,

Mark D. Gordon

President, Chief Executive Officer,

and Member of the Board of Directors

Odyssey Marine Exploration, Inc.

April 26, 2018

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2018

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc. will be held at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607 on Tuesday, June 5, 2018, at 9:30 a.m. (EDT) for the following purposes:

1.	to elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as the independent registered certified public accounting firm for the fiscal year ending December 31, 2018,

3.	to obtain non-binding advisory approval of the compensation of our named executive officers, and

4.	to transact other business as may properly come before the Annual Meeting of Stockholders or at any postponement or adjournments thereof.

The record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is April 13, 2018.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you are a registered holder and decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer,

President and Board Member

Tampa, Florida

April 26, 2018

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    i

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Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Odyssey Marine Exploration, Inc., a Nevada corporation ( the “Company,” “Odyssey,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at 9:30 a.m. (EDT) on Tuesday, June 5, 2018, at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607, and at any adjournments or postponements of the annual meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are:

1.	to elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified,

2.	to ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as the independent registered certified public accounting firm for the fiscal year ending December 31, 2018,

3.	to obtain non-binding advisory approval of the compensation of our named executive officers, and

4.	to transact other business as may properly come before the Annual Meeting of Stockholders or at any postponement or adjournments thereof.

VOTING

Voting Rights

Only stockholders of record of Odyssey Marine Exploration, Inc. common stock on April 13, 2018, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 8,466,909 shares of our common stock outstanding.

A majority of the voting power, which includes the voting power that is present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors and the advisory vote to approve our named executive officer compensation. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the ratification of the independent registered public accounting firm, even if the broker does not receive instructions from you.

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the annual meeting is required for the election of directors (Proposal 1). Stockholders may not cumulate votes in the election of directors. Proposals 2 and 3 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

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Recommendations of the Board of Directors

The Odyssey Marine Exploration, Inc. Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1)

•	FOR ratification of the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered certified public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2)

•	FOR the proposal to approve the compensation of our named executive officers (Proposal 3)

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), then you may vote either in person at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail and your shares will be voted at the annual meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card or such holders can complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for registered stockholders of record will close at 11:59 p.m. (EDT) on June 04, 2018.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the three proposals.

Beneficial Owners

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the annual meeting only if you obtain a legal proxy from the nominee that holds your shares and present it to the inspector of elections with your ballot at the annual meeting. Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

Note to Beneficial Owners: Under applicable laws, a bank, broker or nominee has the discretion to vote on routine matters, including the ratification of the independent registered public accounting firm. Securities and Exchange Commission rules do not permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to non-routine matters, such as the election of directors and the advisory vote to approve our named executive officer compensation. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the Inspector of Elections with your ballot. Stockholders who have elected to receive the proxy materials electronically will receive an e-mail on or about April 26, 2018, with information on how to access stockholder information and instructions for voting.

Electronic Delivery

Stockholders who have elected to receive our 2018 proxy statement and 2017 annual report to stockholders electronically will receive an email on or about April 26, 2018 with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your annual meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and saves us money by reducing printing and mailing costs. With electronic delivery, you will be notified by email as soon as the annual report on Form 10-K and proxy statement are available on the Internet, and you can submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your Company stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate

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Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described above.

Admission to the Meeting

If you plan to attend the Annual Meeting, please bring the following:

1.	Proper identification, such as a driver’s license or passport containing a recent photograph. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. The use of cell phones, smartphones, recording and photographic equipment and/or computers are not permitted in the meeting room.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Odyssey Marine Exploration, Inc. stock on the record date April 13, 2018, or (b) an account statement showing that you owned Odyssey Marine Exploration, Inc. stock on the record date.

Street Name means your shares are held of record by brokers, banks or other nominees.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and will be subsequently disclosed in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

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PROPOSAL NO. 1 : ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of six directors standing for election to the Board at the Annual Meeting. The Board of Directors recommends the election as directors the six nominees listed below. Each of the nominees is currently a director of the Company. The persons named as “Proxies” in the form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The classified board structure required by the Stock Purchase Agreement, dated March 11, 2015, among the Company, Minera del Norte, S.A. de C.V. (“MINOSA”), and Penelope Mining LLC (“Penelope”),( the “Stock Purchase Agreement”) more fully described in the Proxy Statement filed with the Securities and Exchange Commission on April 21, 2015, has been approved by our stockholders, but has not been implemented via an amendment to our Articles of Incorporation. The classified board structure is to be implemented as a condition to the initial closing of the Stock Purchase Agreement, which has not yet occurred. In the event the initial closing occurs and the classified board structure is implemented by the Company, each director nominee, if elected, will serve in the class designated for each below. It is anticipated that Mr. Sawyer would resign from the Board of Directors upon the initial closing to create a vacancy which the Company expects would be filled by a person selected by Penelope.

The table below sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held; the period during which each person has served as a director; any additional directorships with public companies; the class which each nominee shall serve under if elected and the classified board structure is implemented, and the expiration of the term of such director if classified board structure is implemented. If the classified board structure is not implemented, the term of each director shall end at the next Annual Meeting of Stockholders and until their successors are elected and qualified or until the earliest of their death, resignation or removal.

Class I Directors – Terms Expiring at the 2019 Annual Meeting

MARK D. GORDON Age 58 Director since January 2008; CEO since October 2014; President since October 2007

Key Qualifications

The Board recognizes that Mr. Gordon’s position with the Company as CEO and President as well as his innovative entrepreneurship and the strategic planning skills gained in former CEO and president positions provide experience in implementing cutting-edge solutions to drive business growth and turn visionary strategies into success. He has helped guide the management team through the challenges and complexities of building a company; and has strategically expanded opportunities for the Company, by exploring new concepts and creative solutions to issues facing the Company; including funding, investor relations and communications forging lasting alliances across industry and organizational levels. His leadership, management, strategic planning, business development and investor communications activities allow him to understand the complexities of our business and bring a unique direction to the Board’s strategic discussions.

GREGORY P. STEMM Age 61 Director since May 1994; Chairman since Oct 2014

Key Qualifications

The Board recognizes that Mr. Stemm has over 20 years of leadership and management experience from his past positions in the Company as CEO and on the Board as Chairman. This experience has provided him with an in-depth knowledge of the Company’s business, operations, strategy and management team, as well as his historical perspective on the Company’s business. Mr. Stemm brings an extraordinary depth of knowledge and a unique expertise to the Board of Directors.

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Class II Directors – Terms Expiring at the 2020 Annual Meeting

MARK B. JUSTH Age 53 Director since July 2013; Lead Director since June 2015

Key Qualifications

The Board recognizes that Mr. Justh has results-oriented experience in the investment banking industry for over ten years. He has managed equities and derivatives distribution businesses in both the United States and Asia for J.P. Morgan and worked primarily with the largest global institutional investors and hedge funds. He has significant experience in both primary and secondary equities markets for both domestic and international corporations. The Board recognizes that Mr. Justh has an in-depth knowledge of industry trends, risk assessment and financial management. His background, both domestic and international, allows him to bring a unique perspective to the Board’s strategic and financial discussions.

JON D. SAWYER Age 72 Director since November 2009; Chairman of Compensation Committee since March 2011; Chairman of Governance Committee since June 2015

Key Qualifications

The Board recognized that Mr. Sawyer’s expertise in securities law, including his past experience with the Securities and Exchange Commission, and knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues, executive compensation reporting, and mergers and acquisitions, provide the Board valuable insights regarding governance, regulatory process and law. His experience, background and knowledge are valuable assets to the Board and the Company that give him further insight into chairing the Compensation and Governance and Nominating Committees.

Class III Directors – Terms Expiring at the 2021 Annual Meeting

JOHN C. ABBOTT Age 48 Director since June 2015; Chairman of Audit Committee since June 2016

Key Qualifications

The Board recognizes Mr. Abbott’s position as a chief financial officer, together with his prior experience as chief executive officer of a public company and in investment banking, provides him with valuable insight regarding executive leadership, management, finance, and international business. His extensive financial experience qualifies him as our “audit committee financial expert.” The Board believes his background, experience, and expertise bring valuable perspectives to the Board’s discussions.

JAMES S. PIGNATELLI Age 75 Director since June 2015

Key Qualifications

The Board recognizes that Mr. Pignatelli previous positions as a chief executive officer, board chairman and his services on the board of directors of other companies allow him to bring his broad knowledge of business to the Board and the company. Mr. Pignatelli has significant management, operations, and financial experience and expertise.

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the annual meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR the nominees named above.

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DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information as to the business experience of each of the Company’s executive officers and nominees for director for at least the last five years.

Directors

John C. Abbott joined Odyssey’s board in June 2015 and was appointed as Chairman of the Audit Committee in June 2016. He is the Chief Financial Officer of Altos Hornos de Mexico, S.A.B de C.V. (“AHMSA”), parent company of MINOSA. Previously, Mr. Abbott served as Chief Executive Officer of MeetMe, Inc. (Nasdaq: MEET), a leading U.S. social network for meeting new people. Mr. Abbott served as Chairman of MeetMe’s Board of Directors from February 2009 until June 2016. From 1992 to 2005, Mr. Abbott held several positions within J.P. Morgan’s Latin America Mergers & Acquisitions team, working in both New York and Sao Paulo. Mr. Abbott earned his B.A. degree in History from Stanford University and M.B.A. from Harvard Business School.

Mark D. Gordon has been a Director since January 2008. He served as President and Chief Operating Officer from October 2007 until October 2014 and was appointed President and Chief Executive Officer in October 2014. Mr. Gordon was named Executive Vice President of Sales in January 2007, in which capacity he was responsible for the Attraction, Business Development and Retail Merchandising operations for the Company. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic, a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from the American University.

Mark B. Justh joined Odyssey’s Board in July 2013 and was appointed as Lead Director in June 2015. He also served as the Chairman of the Audit Committee from June 2014 to June 2016. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International responsible for Institutional Equity Sales coverage of Switzerland and France for U.S. equity products. Mr. Justh earned his A.B. degree in Economics from Princeton University, his M.S. of Real Estate Finance from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

James S. Pignatelli was elected a Director in June 2015. Mr. Pignatelli was Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, from July 1998 until his retirement in January 2009. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli served as a director of Electro Rent Corporation, one of the largest global organizations devoted to the rental, lease and sale of new and used electronic test and measurement equipment, from 2002 until August 2016 and serves on the Board of Directors of Altos Hornos de Mexico, S.A. and Blue Cross-Blue Shield of Arizona. Mr. Pignatelli holds a B.A. in Accounting from Claremont Men’s College and a J.D. from the University of San Diego.

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Governance and Nominating Committee since June 2015 and the Compensation Committee since March 2011. He also served as chairman of the Governance and Nominating Committee from June 2010 to June 2011. Mr. Sawyer opened his own securities law firm in January 2014 in Denver, Colorado, and he retired from his securities law practice in January 2018. Prior to that he was a practicing securities lawyer with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked from March 2009 until December 2013. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys, Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009 he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Gregory P. Stemm was appointed as Chairman of the Board of Directors in October 2014. Mr. Stemm began providing advisory services to Odyssey in October 2014 and consulting services in December 2015. These services include actively seeking out and presenting to Odyssey new business opportunities, projects, and relationships that are expected to result in strategic value or revenue streams in Odyssey’s core business of shipwreck and mineral exploration; providing strategic planning and advice; providing project management, as requested; and such other services as Odyssey’s board of directors or chief executive officer may request from time to time. Previously at Odyssey, he served as Chief Executive Officer from January 2008 to October 2014 and as Chairman from 2008 to 2010. He also served as Co-Chairman from 2006 to 2008 and as a Director and Executive Vice President since May 1994. During

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this time he was responsible for research and operations on all shipwreck projects. Mr. Stemm has extensive experience in managing shipwreck exploration operations since entering the field in 1986, including deep-ocean search and robotic archaeological excavation on a number of projects. He also led the company’s move into the ocean minerals business and was responsible for development of the strategy that has led to the Don Diego phosphate project as well as a number of other mineral projects that the company is currently working on. He has played a leadership role in the development of the ocean mining business and currently sits on the Board of Directors and is President-elect of the International Marine Minerals Society, the oldest and largest international organization whose mission is to promote the field of ocean mineral science, research and commerce.

Officers

Laura L. Barton (age 56) was appointed as Secretary in July 2015 in addition to her position as Executive Vice President and Director of Communications, which she has held since June 2012. She formerly served as Vice President of Communications from November 2007 to June 2012. With over 35 years of marketing, advertising, PR and media experience, Ms. Barton directs communications and content development for the Company. Previously, Ms. Barton served as Director of Corporate Communications and Marketing for Odyssey since July 2003. During her tenure, 17 hours of primetime television programming detailing the Company’s projects were produced for PBS, National Geographic, Discovery Channel and C5, and national promotions were conducted with Walt Disney Pictures for two theatrical releases. From June 1994 to July 2003, she was President of LLB Communications, a marketing and communications consulting company that served a variety of broadcast networks, stations and distributors as well as Odyssey. She also taught as an adjunct instructor at the University of South Florida. Prior to founding LLB Communications, Ms. Barton served in various management, marketing, publicity and creative services positions in local and network television since 1983. Ms. Barton received a B.A. degree in Mass Communication from the University of South Florida.

John D. Longley (age 51) was appointed Chief Operating Officer in October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005 when he joined the Company. With over 25 years of marketing and business strategy experience, he has been integral in growing the Company’s business opportunities, in the subsea mineral category monetizing valuable shipwreck finds and exploring new deep-ocean opportunities that utilize Odyssey’s core competencies. Mr. Longley had an instrumental role in executing major marketing programs and projects at Odyssey. Following the Gairsoppa silver recovery operations, Mr. Longley led the program to monetize the 110 tons of shipwreck silver bullion recovered. Mr. Longley also orchestrated the development of Odyssey’s distribution network for shipwreck coins and collectibles. Additionally Mr. Longley has led initiatives underpinning the development of the Don Diego phosphate project.

Jay A. Nudi (age 54) was appointed Chief Financial Officer in June 2017 after serving as Interim Chief Financial Officer since June 2016. He has served as Treasurer since June 2010 and Principal Accounting Officer of the Company since January 2006. Mr. Nudi joined the Company in May 2005 as Corporate Controller and has over 35 years of accounting and management experience. Mr. Nudi is a certified public accountant. Prior to joining the Company, Mr. Nudi served as Controller for The Axis Group in Atlanta where he began in 2003. The Axis Group provides logistic solutions and services to the automotive industry. From 2001 to 2003, he served as a consultant to various companies on specific value-added tasks. From 2000 to 2001, Mr. Nudi was Director of Financial Reporting for OneSource, Inc., a leading provider of facilities management. From 1997 to 2000, he served as Corporate Controller for Acsys, Inc., a national recruiting firm that was publicly held until it was acquired in 2000. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

There are no family relationships among any of the directors or the executive officers of the Company.

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Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. A copy of the Code of Ethics can be found by clicking on the Investors section of our website, www.odysseymarine.com.

Board of Directors and Executive Officers

During the fiscal year ended December 31, 2017, our Board of Directors held three meetings and two executive sessions of independent directors. In addition to these, there were four special committee sessions comprised of members who are independent from Altos Hornos de Mexico, S.A. Each director standing for election attended at least 75% of the aggregate number of meetings held by the Board of Directors, its committees and its private sessions during the time each such Director was a member of the Board or of any committee of the Board, except for Mr. Abbott who attended 63% of the aggregate number of meetings.

Directors standing for election are expected to attend the Annual Meeting. All of the six directors standing for election at the 2017 Annual Meeting attended that meeting.

Except as otherwise provided in an employment agreement, executive officers are appointed by the Board of Directors to hold office until the next Annual Meeting of the Company, which is expected to be June 5, 2018. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. With respect to each of the above-named executive officers and directors, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K under the Exchange Act occurred during the past ten years.

Board Leadership Structure

Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our current leadership structure is comprised of a non-independent director serving as Chairman of the Board (Gregory P. Stemm), an independent director serving as Lead Director (Mark B. Justh), a Company employee serving as Chief Executive Officer and President (Mark D. Gordon), and strong, active independent directors serving on and chairing our Board committees. We believe that this structure is appropriate for the Company because it allows one person, our Chief Executive Officer, to concentrate on the day-to-day operations of the Company and to speak for and lead the Company, while providing for effective oversight by an independent Lead Director, Chairman and Board. The Lead Director is responsible for the strategic operations of the Board and sets the agenda for and presides over Board meetings. We believe our Chief Executive Officer is in the best position to lead Odyssey and the management team forward in deep-ocean exploration, mineral exploration, shipwreck contract services, marine survey and exploration charter services. Our Lead Director is in the best position to focus the Board’s attention on the broader issues of corporate governance and risk management. We believe that splitting the roles of Chairman and Chief Executive Officer and adding an independent Lead Director maximizes the effectiveness of our management and governance processes to the benefit of our stockholders.

Executive Sessions

Our independent directors meet regularly in executive session without employee-directors or other executive officers present. The Lead Director presides at these meetings. During 2017, the independent directors met two times in executive sessions.

Risk Oversight

It is management’s responsibility to manage risk and bring material risks to the attention of the Board of Directors. Risk assessment and oversight is a key function of our Board of Directors. In plenary meetings of the Board, risk assessment and oversight issues are a frequent topic of discussion and action. Because of its significance, the task of risk assessment and oversight is operationally shared by Management, the Audit Committee and the Governance and Nominating Committee. Because of the small size of the Company’s Board and its current operating practices, there is no separate Board committee for compliance or risk oversight.

During 2017, the CFO, CEO and COO met with an independent consultant to consider a revised Enterprise Risk Assessment process that includes setting objectives, identifying and prioritizing risk and developing responses to those risks. The four objectives set were to bring the Don Diego project into production, to identify and develop new oceanic resources, to develop contract services that deliver leveraged returns and to be a disciplined entrepreneurial company.

8    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

A report was presented to the Board that included goals that should be achieved to reach the four objectives listed, the potential risks to achieving each of these goals and potential internal responses if those risk factors were to happen.

During 2017, we concluded that the Company’s incentive compensation plans are not structured toward performance measures that would encourage risk-oriented activities by officers and key employees.

Board Diversity

The Company understands and appreciates that a Board of Directors, consisting of individuals with diverse personal characteristics, experiences, skills, and attributes, contributes positively to corporate governance and enhancing stockholder value. Although the Company has no express diversity policy in the identification of nominees for director, diversity is just one of many factors, none of which are assigned any particular weight that the Board of Directors considers in identifying candidates. Further qualifications are written in the Charter and Guidelines of the Governance and Nominating Committee.

Independence of Board Committee Members

The Company currently has four directors, John C. Abbott, Mark B. Justh, James S. Pignatelli and Jon D. Sawyer who are independent directors as defined in Section 5605 of the listing standards of the NASDAQ Stock Market. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under NASDAQ Rules 5605(a)(2), 5605(d)(3), and 5605A(d), IM-5605A-6, and Rule 10A-3(b)(1)(ii)(A) under the Exchange Act.

The Unaffiliated Director Proposal

At the annual meeting of stockholders held on June 9, 2015, the stockholders approved an amendment to our articles of incorporation to provide that each director of the Company who is not an officer, employee or other member of management of the Company, and each agent and affiliate thereof, will have the right: (a) to directly or indirectly engage in any activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries, (b) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, and (c) not to present potential transactions, matters, or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for himself or herself, and to direct any such opportunity to another person (the “Unaffiliated Director Proposal”). This proposal is to be implemented as a condition to the initial closing of the Purchase Agreement which has not yet occurred. As a result, this provision has not yet been implemented.

Service on Other Boards of Directors

Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two publicly traded for-profit companies without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our Directors currently sits on the board of more than two publicly traded companies.

Director Stock Ownership Policy

To further establish the link between our directors and stockholder interests, the Board of Directors adopted a Director Stock Ownership Policy in 2013. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them. Our directors have all increased their beneficial ownership holdings by accepting common stock and stock options in lieu of cash compensation for retainers and services and continue to advance towards these ownership requirements.

Annual Board Self Assessments

In the best interest of the Company and its stockholders, the Board of Directors normally performs an annual assessment in which the Board members review and assess each director, the Board’s function itself and its committees. This evaluation is usually completed shortly after the end of the year. The latest annual assessment was completed during January 2018 and reported on during the March 2018 Governance and Nominating Committee meeting. During 2017, the Board assisted management in the development of inventive funding and management strategies required to keep management operating at a high level while enduring an extended regulatory approval process for the Company’s phosphate deposit. The Board also worked with management to develop a new method of awarding incentive executive compensation for the Company’s officers and directors in order to keep them incentivized at a time when the Company needed its cash for operations and the stock option plan had a very limited number of shares available.

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Committees of the Board

We have three standing committees: the Audit Committee; the Compensation Committee; and the Governance and Nominating Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on the Investors section of our website, www.odysseymarine.com.

The members of the committees as of the date of this proxy statement, are identified in the following table:

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
John C. Abbott	<	🌑	🌑
Mark B. Justh	🌑	🌑	🌑
James S. Pignatelli	🌑	🌑	🌑
Jon D. Sawyer	🌑	<	<

< Represents Chair

Governance and Nominating Committee

The Governance and Nominating Committee Charter and Guidelines were adopted in May 2006 and have been reviewed, amended and updated by the Board of Directors from time to time as necessary. The Charter was last amended by the Board of Directors in March 2015. The Governance Committee Charter and Guidelines received its annual review during November 2017, which resulted in no changes to the charter. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our website at (www.odysseymarine.com). The Governance and Nominating Committee presently consists of John C. Abbott, Mark B. Justh, James S. Pignatelli and Jon D. Sawyer (Chairman). The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2017, the committee held two meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. If a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the stockholders’ annual meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder who has continuously held for at least one year by the date it submits the proposal at least $2,000 market value or one percent, whichever is less, of the Company’s shares. Stockholders who wish to recommend persons to the committee for the 2019 Annual Meeting should submit a letter addressed to the Chairman of the Governance and Nominating Committee no later than December 28, 2018, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the committee described above.

Compensation Committee

The Compensation Committee presently consists of Mark B. Justh, John C. Abbott, James S. Pignatelli and Jon D. Sawyer (Chairman), all of whom are independent directors as defined in Section 5605 of the listing standards of the NASDAQ Stock Market. The Compensation Committee Charter was adopted by the Board of Directors in April 2005 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter is reviewed annually and was last amended by the Board in March 2015, with no changes recommended during its March 2018 review. A copy of the Compensation Committee Charter is available on the Company’s website at (www.odysseymarine.com). The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive

10    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

awards and termination agreements. The Committee reviews the compensation arrangements for our executive officers and directors and makes recommendations to the Board. The Committee may form, and where legally permissible, may delegate authority to, subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible the Committee may also delegate authority to committees consisting of employees when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans. During the fiscal year ended December 31, 2017, this Committee held three regular meetings and one telephonic meeting.

The Compensation Committee will also consider the annual non-binding stockholder vote on executive compensation in setting executive compensation each year. At our 2017 annual meeting, this proposal received a vote of over 95% of the votes cast in favor of approving our executive compensation for 2016.

Audit Committee

The Audit Committee presently consists of John C. Abbott, Chairman, Mark B. Justh, James S. Pignatelli and Jon D. Sawyer, who are independent directors (as defined in Section 5605 of the listing standards of the NASDAQ Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Abbott serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows.

The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter and the accompanying Responsibilities Checklist are reviewed annually and were last amended by the Board in March 2015 with no changes recommended during its recent review in March 2018. A copy of the Audit Committee Charter and Responsibilities Checklist is available on the Company’s website at (www.odysseymarine.com). During the fiscal year ended December 31, 2017, the Audit Committee held eight meetings: four executive meetings with the independent registered public accounting firm without management, and four regular Audit Committee meetings in which all aspects of its oversight role were discussed. The report of the Audit Committee is included in this Proxy Statement.

The Board of Directors has determined that John C. Abbott is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. After careful review of his Director and Officer Questionnaire and given his experience the Board made its determination that Mr. Abbott has the attributes of an audit committee financial expert after carefully considering his education, experience, expertise, and other relevant qualifications.

Report Of The Audit Committee

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight of the quality and integrity of accounting, auditing and reporting. The role of the Audit Committee includes appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, approving and reviewing fees of the independent registered public accounting firm, evaluating the accounting policies and internal controls, reviewing compliance with the U.S. Foreign Corrupt Practices Act and UK Bribery Act, reviewing significant financial transactions, and reviewing compliance with significant applicable legal, ethical and regulatory requirements. Although the full Board of Directors has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

Our management is responsible for our internal controls and financial reporting process; the purpose of the audit committee is to assist the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the Board of Directors. A copy of the charter, which outlines the duties, responsibilities and practices can be found on our website www.odysseymarine.com. The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K for the fiscal year ended December 31, 2017.

The Company’s outside independent registered public accounting firm, Ferlita, Walsh, Gonzalez & Rodriguez, P.A., is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles (GAAP) accepted in the United States. The Audit Committee reviewed and

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    11

discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), and as adopted by the PCAOB in Rule 3200T. The Company’s independent registered public accounting firm has expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States and included a going concern paragraph at the end of the unqualified audit opinion. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee met with management and Ferlita, Walsh, Gonzalez & Rodriguez, P.A., our independent registered public accounting firm; a total of eight times during the year, four private executive meetings and four regular Audit Committee meetings, to discuss the adequacy of our internal controls, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in our financial statements

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm. The Company prohibits its auditors from performing non-financial consulting services, such as information technology consulting or internal audit services. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The members of the Audit Committee have no financial or personal ties (other than equity ownership as described in this proxy statement) to Odyssey and all are “financially literate” and “independent” with respect to the Company.

The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or financial reporting matters. This whistleblower process is communicated to both employees and consultants and is monitored by the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Odyssey Marine Exploration, Inc.’s Annual Report on Form 10-K for its 2017 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

John C. Abbott, Chairman

Mark B. Justh, James S. Pignatelli,

Jon D. Sawyer

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Odyssey Marine Exploration, Inc Attention: Board of Directors, 5215 W. Laurel Street Tampa, Florida 33607. Our Corporate Secretary will forward all correspondence to the Board of Directors. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes the beneficial ownership of certain beneficial owners and management of Odyssey Marine Exploration, Inc. common stock as of March 31, 2018, by each person known to us to beneficially own more than 5% of our common stock, each director, and each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following March 31, 2018.

Except as described below under “Certain Relationships and Related Party Transactions,” or as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Odyssey Marine Exploration, Inc., 5215 W. Laurel Street, Tampa, Florida 33607.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percentage of Class
Gregory P. Stemm, Director & Consultant	214,251	(2)	2.50%
Mark D. Gordon, CEO, President & Director	164,745	(3)	1.90%
Mark B. Justh, Director	67,517	(4)	*
Laura L. Barton, EVP, Secretary & Director of Communications	52,943	(5)	*
John D. Longley, COO	41,985	(6)	*
Jay A. Nudi, Chief Financial Officer	40,398	(7)	*
Jon D. Sawyer, Director	39,748	(8)	*
John C. Abbott, Director	20,932	(9)	*
James S. Pignatelli, Director	20,402	(10)	*

Officers & Directors as a Group TOTAL	662,921		7.70%
Epsilon Acquisitions LLC c/o Andres Gonzalez Saravia Altos Hornos de Mexico S.A.B. de C.V. Campos Eliseos No.29 Col. Rincon del Bosque 11580 Mexico D.F. Mexico	670,455	(11)	7.92%
Mr. Kenneth Fried 301 East 50th Street, Apt 4C New York, NY 10022	546,275	(12)	6.45%
*	Indicates less than one percent of common stock.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of 108,204 shares held jointly by Mr. Stemm and his wife; 93,547 shares held by Adanic Capital, Ltd., a limited partnership for which Mr. Stemm serves as general partner; and 12,500 shares underlying currently exercisable stock options. Mr. Stemm has pledged 41,667 shares of common stock as collateral for a personal loan.

(3)	Includes 104,084 shares held by Mr. Gordon and 60,661 shares underlying currently exercisable stock options held by Mr. Gordon.

(4)	Consists of 61,683 shares held by Mr. Justh, 834 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, and 5,000 shares underlying currently exercisable stock options.

(5)	Consists of 28,784 shares held jointly by Mrs. Barton and her husband and 24,159 shares underlying currently exercisable stock options held by Mrs. Barton.

(6)	Includes 17,914 shares held by Mr. Longley and 24,071 shares underlying currently exercisable stock options held by Mr. Longley.

(7)	Includes 24,858 shares held by Mr. Nudi and 15,540 shares underlying currently exercisable stock options held by Mr. Nudi.

(8)	Consists of 17,385 shares held jointly by Mr. Sawyer and his wife, 10,455 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 11,908 shares underlying currently exercisable stock options.

(9)	Consists of 9,514 shares held by Mr. Abbott and 11,418 shares underlying currently exercisable stock options held by Mr. Abbott.

(10)	Consists of 20,402 shares held by Mr. Pignatelli.

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(11)	Based upon Schedule 13G/A filed by Mr. Fried on January 31, 2018.

(12)	Based upon Schedule 13D filed by Epsilon Acquisitions LLC on August 16, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2017, and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2017, and certain written representations, no persons who were either a director, executive officer or beneficial owner of more than 10% of the Company’s common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2017.

Securities Reserved For Issuance Under Equity Compensation Plans

On February 19, 2016, we implemented a one-for-twelve reverse stock split of our common stock. In the discussion below and throughout this Proxy Statement, all shares and share prices have been adjusted to reflect the reverse stock split.

The following table sets forth information about the Company’s common stock that was available for issuance under all of the Company’s existing equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# )(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (# )(2)
Equity compensation plans approved by security holders	380,643	10.88	4,560
Equity compensation plan not approved by security holders	—	—	—
(1)	Includes the issuance of 247,817 stock options and 132,826 stock units under the 2005 and 2015 Stock Incentive Plans approved by stockholders.

(2)	Includes shares available for issuance under the 2015 Stock Incentive Plan, only. There are no securities remaining available for future issuance under the 2005 Stock Incentive Plan which expired on August 3, 2015.

Each outstanding stock option and stock unit may be settled in stock on a one-for-one basis. The weighted average exercise price excluding the 132,826 restricted stock units, which are issuable for no consideration when vested, is $16.72. The shares available for issuance under the 2015 Stock Incentive Plan are available for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights. The 2015 Stock Incentive Plan expires on January 2, 2025, after which there can be no further grants or awards of the shares remaining in the plan. Options or awards then outstanding may be vested or exercised until they expire or terminate.

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NON-EQUITY COMPENSATION PLAN

Cuota Appreciation Rights Plans

During 2017, there were no shares available in our stock incentive plans to issue long-term equity incentive awards to our executive officers and key employees or equity compensation to our independent directors. Also, covenants in the Stock Purchase Agreement prohibit the Company from issuing equity instruments through our compensation plans above the amounts already approved and issued. For this reason, the Compensation Committee looked to an alternate form of compensation that could be used as long-term incentive awards for executive officers and key employees and to compensate independent directors.

On August 4, 2017, the Company’s board of directors (the “Board”) adopted the Odyssey Marine Exploration, Inc. Key Employee Cuota Appreciation Rights Plan (the “Key Employee CAR Plan”) and the Odyssey Marine Exploration, Inc. Nonemployee Director Cuota Appreciation Rights Plan (the “Director CAR Plan” and, together with the Key Employee Plan, the “Cuota Plans”). The Cuota Plans provide for the award of cuota appreciation rights (“CARs”) to eligible participants. A “cuota” is a unit of equity interest under Panamanian law, and the value of the CARs will be determined based upon the appreciation, if any, in the value of the cuotas of Oceanica Resources, S. de R.L., a Panamanian sociedad de responsabilidad limitada (“Oceanica”), after the award of such CARs. The Company indirectly holds a majority stake in Oceanica.

The Board will select the Company’s employees who will participate in the Key Employee CAR Plan. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Director CAR Plan. The purpose of the Cuota Plans is to provide deferred compensation to the participants.

The Board authorized the award of up to 750,000 CARs under the Key Employee CAR Plan and the award of up to 600,000 CARs under the Director CAR Plan. The terms of any CARs awarded under the Cuota Plans will be set forth in an award agreement between the Company and each participant, and the award agreement will set forth a vesting schedule for the CARs. In general, unvested CARs will be forfeited upon a participant’s separation of service from the Company, and all vested and unvested CARs will be forfeited upon a participant’s separation of service from the Company for “cause” (as defined in the Cuota Plans).

On August 4, 2017, the Board granted 343,616 CARs under the Key Employee CAR Plan and 322,000 CARs under the Director CAR Plan. The table below shows information regarding CARs granted on August 4, 2017, to the Company’s Directors and named executive officers:

Participant	Position	No. of CARs Awarded	Grant Date Fair Value
John C. Abbott	Director	80,000	$3.00
Mark B. Justh	Director	85,000	$3.00
James S. Pignatelli	Director	77,000	$3.00
Jon D. Sawyer	Director	80,000	$3.00
Mark D. Gordon	Chief Executive Officer	166,355	$3.00
John D. Longley	Chief Operating Officer	62,253	$3.00
Jay A. Nudi	Chief Financial Officer	54,809	$3.00

Each participant in the Cuota Plans will be entitled to be paid the value of such participant’s CARs upon the occurrence of a “payment event.” As used in the Cuota Plans, payment events consist of a change in control of the Company or the date specified in the applicable award agreement and, in the case of the Key Employee CAR Plan, a separation of service without cause and the participant’s continuous employment with the Company until the date specified in the applicable award agreement. The value of CARs will be based upon the difference between the fair value of the cuotas of Oceanica on the date of the award of the CARs and the fair value of the cuotas on the date of the payment event, in each case as determined by the Board in accordance with the provisions of the Cuota Plans.

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

This section details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2017 to our executive officers who are named in the Summary Compensation Table and listed below (“NEOs”):

Mark D. Gordon	President and Chief Executive Officer
John D. Longley	Chief Operating Officer
Jay A. Nudi	Chief Financial Officer

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and each of the two other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2016 and 2017. These individuals, including the CEO, are collectively referred to in this proxy statement as the “Named Executive Officers” (“NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Mark D. Gordon,	2017	$376,250	$—	$123,429	$864	$500,543
President and Chief Executive Officer	2016	$371,875	$517,345	$290,591	$973	$1,180,784
John D. Longley,	2017	$220,000	$—	$ 50,944	$619	$271,563
Chief Operating Officer	2016	$216,646	$220,001	$119,939	$559	$557,145
Jay A. Nudi,	2017	$193,693	$—	$ 44,852	$559	$239,104
Chief Financial Officer	2016	$177,697	$193,692	$105,597	$471	$477,457
(1)	The offices held by each named executive officer are as of December 31, 2017.

(2)	The amounts reported reflect the fair value of restricted stock awards, in accordance with Accounting Standards Codification topic 718 – Stock Compensation (“ASC 718”), awarded under the 2005 and 2015 Stock Incentive Plans. For each restricted stock award, fair value is calculated using the closing price of the common stock on the date of grant. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting. There were no stock awards to our NEOs for 2017.

(3)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2016 and 2017.

Narrative Disclosure for Summary Compensation Table

Oversight of Executive Compensation and Role of Executive Officers in Compensation Decisions

The Compensation Committee of our Board of Directors oversees our executive compensation program. This includes compensation paid to the officers named in the Summary Compensation Table including our CEO. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for our named executive officers.

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. The CFO assists the CEO and the Compensation Committee in providing appropriate analyses, peer group reviews and coordination with any outside consultants which may be retained to review the

16    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

executive compensation program or compensation related matters. During 2017, AON Hewitt served as the Compensation Committee’s independent compensation consultant by providing equity plan and governance consulting services but did not advise us on 2017 compensation matters. AON Hewitt consulted on the strategy and development of the Cuota Appreciation Rights Plans adopted during 2017.

Employment Agreements with Our Named Executive Officers

In August 2014, Odyssey entered into an employment agreement with Mark D. Gordon providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement is for an initial term of three years and will automatically renew for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon notice given prior to the end of the initial term or any renewal term. On November 30, 2016, the employment agreement was amended to reflect the effect of the one-for-twelve reverse stock split and to adjust the exercise prices at which vesting would occur as deemed appropriate by the Compensation Committee.

Pursuant to the amended employment agreement, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s annual incentive plan (which provides for a target award of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under the employment agreement and Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 8,333 shares of common stock that vested immediately, having a value of $15.24 per share on the date of grant; and

•	an initial grant of restricted stock units representing 41,667 shares of common stock that will vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $12.00, $13.71, $15.43, and $17.14, subject to Mr. Gordon’s continued employment and any unvested portion of the restricted stock unit will be forfeited five years after the date of grant.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renew term, Mr. Gordon will be entitled to receive (a) his salary and earned annual or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the earlier of: (i) the second anniversary of the Date of Termination and (ii) the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement.

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renew term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards (other than the initial grant described above) upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorse by a majority of the Board of Directors before the date of election or appointment. Mr. Gordon’s outstanding unvested stock options and restricted stock awards (other than the initial grant) will vest if the Purchase Agreement dated March 11, 2015, with MINOSA and Penelope is carried out under the terms approved by Stockholders on June 9, 2015. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the earlier of: (i) the second anniversary of the Date of Termination and (ii) the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    17

Components and Results of the 2017 Executive Compensation Plan

Base Salaries. Base salary is intended to provide a level of assured cash compensation to our executive officers that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the company, past performance, taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data.

The base salary ranges for the CEO and CFO are periodically established based upon the competitive and benchmarking data from a peer group whereby the midpoint of the executive officer salary range is aligned to the average peer group base salary. This does not mean that the NEO’s base salary will be in the midpoint range, but the peer group analysis is used as a basis for establishing salary ranges or salary bands for each position. The CEO and NEO salaries were unchanged for 2017 compared to 2016, given the financial and stock performance of the Company. The CFO’s difference in base salary paid for 2017 compared to 2016 is the result of the 2016 mid-year change in base salary which was in effect for the full 2017 year.

Annual Incentive Compensation and Targets. Annual incentive compensation is intended to provide our NEO’s a component of total cash compensation that represents an award for meeting corporate key objectives and achievement of individual strategic objectives. Annual incentive compensation is expressed as target amounts that can be earned as a percentage of base salary. The amount of these targets is based on the individual’s qualifications and experience with the Company, past performance of duties, value to the Company, and the Company’s ability to pay. The annual incentive targets are weighted 75% toward the ability to meet key performance indicators of the Company and 25% toward attainment of individual strategic objectives. An executive’s individual strategic objectives are defined based upon the contribution such executive’s role and expertise can bring to achieving the Company’s overall strategic objectives. The Compensation Committee reviews the individual strategic objectives of our NEO’s.

Attainment of Company key performance indicators, which comprise 75% of the annual incentive awards for all NEOs are based upon three separate categories which include revenue, earnings per share and cash flow. Within each category several performance threshold targets were established whereby ranges of target incentives could be achieved as noted below. Target incentives for revenue ranged from 0% to 60%, while target incentives for earnings per share (EPS) and cash flow ranged from 0% to 40%. In order to achieve the upper range percentages of target incentives, significant stretch performance levels need to be achieved. For example, in 2017, to achieve 60% of target incentive, revenue needed to be $16 million or greater; to achieve 40% of target incentive, earnings per share needed to be $2.00 per share or cash flow from operations would need to be $7.5 Million or greater. While the sum of the various key performance indicator categories could reach 140%, the intent was that NEOs could achieve at or near target incentives by achieving stretch performance levels in only several categories or above average levels for all three categories.

The following table illustrates the key performance indicators for 2017:

Revenue ( up to 60%)
1) $0 - $3.9 million	0%
2) $4 - $5.9 million	1% - 10%
3) $6 - $7.9 million	11% - 25%
4) $8 - $11.9 million	26% - 40%
5) $12 - $16 million	41% - 60%
6) greater than $16 million	60%

Operating Cash Flow (up to 40%)
1) worse than 2015+2016 avg. (-$10.4 million)	0%
2) $0-5 million improvement vs. 2015/16 avg.	1% - 20%
3) $5.1- $7 million improvement vs. 2015/16 avg.	21% - 40%
4) greater than $7.5 million	40%

EPS (up to 40%)
1) EPS worse than -$1.00 per share	0%
2) between -$0.99 EPS and $0.00 EPS	1% - 10%
3) between $0.01 EPS and $0.99 EPS	11% - 25%
4) between $1.00 EPS and $2.00 EPS	25% - 40%
5) greater than $2.00	40%

Although it is intended that the Compensation Committee will follow the incentive award guidelines, the Committee has the discretion to increase or decrease the amounts based upon extenuating or unforeseen circumstances, or to deny annual incentive awards whether or not performance targets are achieved, as it deems appropriate.

The Compensation Committee evaluates the Company’s performance with the assistance of the CFO and evaluates the individual performance for all officers based upon input provided by the CEO and other NEOs. Based upon review of these factors, the Compensation Committee is provided with recommendations and determines the annual incentive amounts.

Achievement of Performance Indicators and Annual Award Payouts for 2017. For 2017, the NEOs qualified for 38.6% of the target award, which was comprised of 13.6% for Company key performance indicators and 25% for individual strategic objectives. The key performance criteria achieved in 2017 were in the areas of Operating Cash Flow and Earnings per Share. Operating Cash

18    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

Flow was allotted a 16.6% performance weight with an improvement of $4.1 million in operating cash flows compared to the average of the two previous years. Earnings per share (EPS) was allocated a 1.5% performance weight because actual EPS of $(0.93) was within the range of category 2 under EPS performance factors. The total of the performance factor weighting was 18.1%, but since it represented only 75% of the annual incentive target for the NEOs, the overall target annual incentive percentage earned for Company performance criteria was 13.6%.

The following table identifies the target award as a percentage of base salary for each NEO in accordance with the executive compensation plan, the weighting between Company and individual performance, and the actual incentive award payout based upon the recommendation of the Compensation Committee.

Named Executive Officer	Target Award as % Salary	Company/Individual Performance Weighting	Target Incentive Award Per Plan	2017 Actual Incentive Award	Incentive Award as % Base Salary
Mark D. Gordon	70% - 100%	75%/25%	$319,813	$123,429	32.8%
John D. Longley	50% - 70%	75%/25%	$132,000	$ 50,944	23.2%
Jay A. Nudi	50% - 70%	75%/25%	$116,216	$ 44,852	23.2%

These 2017 Annual Incentive awards were approved by the Compensation Committee during March 2018, and have not been paid to the NEOs as of the date of this Proxy Statement.

Discretionary Bonus. The Compensation Committee may award discretionary bonuses. Such bonuses are typically linked to extra achievements that benefit the Company and which were not fully covered by the targets in the Annual Incentive Compensation Plan. There were no discretionary bonuses made to our NEOs for 2017.

Long-Term Equity Incentive Awards. Long-term equity incentive (“LTI”) awards are designed to align a significant portion of total compensation with our long-term goal of increasing the value of the Company. These equity awards are designed to reward longer- term performance and facilitate equity ownership, The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. The Compensation Committee set the dollar amounts for 2017 LTI awards for each NEO at the low end of the LTI range for each NEO. However, during 2017 the Company stock incentive plans were depleted and there were no equity instruments available for LTI awards. As a result, no LTI awards were granted for 2017 but the Compensation Committee adopted a non-equity plan to serve as a long-term incentive for our NEOs as described below.

Cuota Appreciation Rights (CARS). During 2017, there were no shares available in the company stock incentive plans to issue long-term equity incentive awards to our NEOs and conditions to the Stock Purchase Agreement prohibit the Company from issuing additional equity instruments through our stock incentive plans. For this reason, the Compensation Committee looked to an alternate form of compensation that could be used as long-term incentive awards for NEOs.

During August 2017 the Board of Directors approved the Key Employee Cuota Appreciation Rights Plan described in this Proxy Statement under Non-Equity Compensation Plans to be used as a long-term incentive component of executive compensation in place of Long Term Equity Incentive Awards which were not available for grant during 2017.

Each participant in the Key Employee CAR Plan will be entitled to be paid the value of such participant’s CARs upon the occurrence of a “payment event.” As used in the Cuota Plans, payment events consist of a change in control of the Company or the date specified in the applicable award agreement and, in the case of the Key Employee CAR Plan, a separation of service without cause and the participant’s continuous employment with the Company until the date specified in the applicable award agreement. The value of CARs will be based upon the difference between the fair value of the cuotas of Oceanica on the date of the award and the date of the payment event, in each case as determined by the Board in accordance with the provisions of the Cuota Plans. The fair value on the date of grant for the purpose of each award of CARs was set at $3.00 per cuota. Therefore, only appreciation over $3.00 per cuota will be recognized in the payout value of each CAR. The CARs vest over three years.

The following table includes the number of Cuota Appreciation Rights the NEOs were granted on August 4, 2017.

Named Executive Officer	2017 CAR Awards(1)
Mark D. Gordon	166,355
John D. Longley	62,253
Jay A. Nudi	54,809
Total	283,417
(1)	The CAR awards will vest in one-third increments on each of December 31, 2017, 2018 and 2019. Payout dates for the number of CARs vesting on each vesting date are January 31, 2020, 2021 and 2022.

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    19

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawbacks”). We adopted a Clawback Policy in 2013 that applies to performance-based compensation linked to our reported financial results. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, at the discretion of the Compensation Committee, seek to recover from any executive officer who received cash-based or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash-based or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Retirement Plans and all Other Compensation. Odyssey does not have any deferred compensation or retirement plans at this time. During 2017, we did not pay perquisites exceeding $10,000 in the aggregate to our Chief Executive Officer or other NEOs. Our officers participated in non-discriminatory life and health insurance plans as did all other employees.

Life Insurance Benefits payable upon death of our NEOs. At December 31, 2017, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Named Executive Officer	Life insurance benefits payable upon the death of our NEOs as of December 31, 2017
Mark D. Gordon	$300,000
John D. Longley	220,000
Jay A. Nudi	194,000

Outstanding Equity Awards at 2017 Year-End

The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable, and the number of shares of common stock covered by unvested restricted stock awards for each of our NEOs as of December 31, 2017.

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
Mark D. Gordon
	21,328		$26.40	12/31/2023	(4)
	39,333		$12.48	12/31/2024	(5)
						43,720	$164,824	41,667	$157,085
John D. Longley
	1,987		$26.40	12/31/2023	(6)
	4,167		$12.84	10/06/2024	(7)
	17,917		$12.48	12/31/2024	(8)
						18,591	$ 70,088	—	$ —
Jay A. Nudi
	6,123		$26.40	12/31/2023	(9)
	9,417		$12.48	12/31/2024	(10)
						16,369	$ 61,711	—	$ —
(1)	For each stock award in this column, the remaining unvested shares reported will vest on December 20, 2018.

20    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

(2)	The market value of the restricted stock units and equity incentive plan awards in the form of restricted stock units that have not vested are calculated by multiplying the number of shares represented by the stock awards by the closing price of our common stock on December 31, 2017, which was $3.77.

(3)	The award of restricted stock units will vest as follows: 25% of the award will vest when the average closing share price of the common stock for any 20 consecutive trading days is $12.00 or higher; 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $13.71 or higher; 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $15.43 or higher; and 25% of the award will vest when the average closing share price for any 20 consecutive trading days is $17.14 or higher.

(4)	This option vested as to 7,109 shares on each of December 31, 2014 and 2015 and 7,110 shares on December 31, 2016.

(5)	This option vested as to 13,111 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(6)	This option vested as to 662 shares on December 31, 2014 and 2015 and 663 shares on December 31, 2016.

(7)	This option vested in one-third increments of 1,389 shares on each of October 6, 2015, 2016 and 2017.

(8)	This option vested as to 5,972 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(9)	This option vested in one-third increments of 2,041 shares on each of December 31, 2014, 2015 and 2016.

(10)	This option vested as to 3,139 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

Potential Payments Upon Termination or Change in Control

Change in Control

Mr. Gordon has a written employment agreement that provides for payments at, following, or in connection with a change-in-control of the Company or termination. There are no other employment contracts or agreements, whether written or unwritten, with our other NEOs. Under our 2015 Stock Incentive Plan, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change-in-control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change-in-control.

Termination

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above under “Employment Agreements with Our Named Executive Officers”) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations. Payments that would have been due to Mr. Gordon and the value of equity awards that would have vested had he been terminated on December 31, 2017, are shown in the table below.

Severance Benefit Due to Mr. Gordon Upon Termination	Without Cause; For Good Reason; Disability; Company Non- Renewal $	For Cause; Without Good Reason; Death; Mr. Gordon Non-Renewal $
Accrued Obligations	—	—
Cash Severance(1)	1,392,126	—
Equity(2)	164,824	—
COBRA(3)	48,600	—
(1)	The Cash Severance consists of two times the sum of Mr. Gordon’s base salary in effect on December 31, 2017, and his target annual incentive award, calculated at 85.0% of base salary, calculated as follows: 2 x ($376,250 + $319,813).

(2)	Upon termination at December 31, 2017, Mr. Gordon would vest in 43,720 restricted stock units valued at $3.77 per share which was the closing price of our common stock on December 31, 2017.

(3)	COBRA payments are estimated over a two-year period and would be reimbursable to Mr. Gordon monthly.

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    21

Director Compensation

The Compensation Committee approved a 2017 Board of Directors Compensation Plan for directors who are not our employees under which they would be entitled to receive the following compensation for their service on our Board of Directors:

•	Annual retainer of $40,000

•	Additional annual retainer of $10,000 for serving as chair of the Audit Committee

•	Additional annual retainer of $5,000 for serving as chair of the Compensation Committee

•	Additional annual retainer of $5,000 for serving as chair of the Nominating and Corporate Governance Committee

•	Additional annual retainer of $15,000 for serving as the Lead Independent Director

•	In addition, outside directors received $1,000 per meeting attended on behalf of the Board of Directors including full board meetings, and audit committee, governance and nominating committee and compensation committee meetings.

•	Meetings attended telephonically and private sessions of the Board and Audit Committee earned compensation of $500 for attendance.

•	An equity component valued at $25,000 per director in the form of stock or option awards from the Company stock incentive plan to be awarded to independent directors on or about year end.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-in-control, retirement or legacy obligations.

During the March 2017 Compensation Committee meeting, each of the independent directors agreed to forego all cash and equity compensation for 2017 and the Committee tasked management with formulating an alternate compensation instrument to be issued in lieu of the cash and equity components described above. On August 4, 2017, the Board of Directors approved the Nonemployee Director Cuota Appreciation Rights Plan described under “Cuota Appreciation Rights Plans” in this Proxy Statement.

The table below indicates the amounts that were earned by each director for 2017 and the number of Cuota Appreciation Rights awarded to each nonemployee director in lieu of the amount of cash and equity that would have otherwise been paid or awarded.

2017 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)(6)	Total ($)
John C. Abbott(1)	57,500	—	25,000	82,500
Mark B. Justh(2)	69,500	—	25,000	94,500
James S. Pignatelli(3)	53,000	—	25,000	78,000
Jon D. Sawyer(4)	64,500	—	25,000	89,500
Gregory P. Stemm(5)	—	—	367,860	367,860
(1)	Mr. Abbott elected to receive 55,000 CAR Awards in lieu of $57,500 of fees earned in cash and $25,000 worth of equity compensation earned for 2017. He had 11,418 stock options and no stock awards outstanding as of December 31, 2017.

(2)	Mr. Justh elected to receive 60,000 CAR Awards in lieu of $69,500 of fees earned in cash and $25,000 worth of equity compensation earned for 2017. He had 5,000 stock options and no stock awards outstanding as of December 31, 2017.

(3)	Mr. Pignatelli elected to receive 52,000 CAR Awards in lieu of $53,000 of fees earned in cash and $25,000 worth of equity compensation earned for 2017.

(4)	Mr. Sawyer elected to receive 55,000 CAR Awards in lieu of $64,500 of fees earned in cash and $25,000 worth of equity compensation earned for 2017. He had 11,908 stock options and no stock awards outstanding as of December 31, 2017.

(5)	Mr. Stemm began providing services pursuant to a consulting agreement in December 2015. These services include actively seeking out and presenting to Odyssey new business opportunities, projects, and relationships that are expected to result in strategic value or revenue streams in Odyssey’s core business of shipwreck and mineral exploration; providing strategic planning and advice; providing project management, as requested; and such other services as Odyssey’s board of directors or chief executive officer may request from time to time. Mr. Stemm was compensated in accordance with these agreements and not for board service. The amount shown for 2017 includes $262,860 of base consulting fees and $105,000 additional performance based remuneration earned during 2017 in accordance with Mr. Stemm’s consulting agreement. He had 12,500 stock options and no stock awards outstanding as of December 31, 2017.

(6)	The amounts shown for each director represent the dollar value of annual equity awards for each nonemployee director that were foregone in exchange for CAR awards in 2017 other than Mr. Stemm for whom the amount shown is fully described in note 5 above.

The CAR awards vested in full on the grant date, August 4, 2017, and shall have payouts based on 1/3 of the CARS awarded on each Payout Event date of January 31, 2020, January 31, 2021 and January 31, 2022, subject to the provisions of the Director CAR Plan and the Nonemployee Director CAR Agreement.

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Certain Relationships and Related Party Transactions

Consulting Agreement

On December 10, 2015, Odyssey entered into a written Consulting Agreement (the “Consulting Agreement”) with Mr. Stemm approved by the Compensation Committee of the Board of Directors. The consulting services to be provided by Mr. Stemm include (a) actively seeking out and presenting to Odyssey new business opportunities, projects, and relationships that are expected to result in strategic value or revenue streams in Odyssey’s core business of shipwreck and mineral exploration, (b) providing strategic planning and advice, (c) providing project management, as requested by Odyssey’s Chief Executive Officer, and (iv) such other services as Odyssey’s Board of Directors or Chief Executive Officer may request from time to time. The Consulting Agreement is for a term of five years and generally requires Mr. Stemm to devote the majority of his business time and attention to Odyssey’s affairs. Either party may terminate the Consulting Agreement upon 90 days’ written notice to the other party. Mr. Stemm renders these services through Gulfstream LLC, a limited liability company.

As compensation for his services, Mr. Stemm is entitled to receive a monthly consulting fee of $21,905 per month during the consulting period. In addition to the consulting fee, Mr. Stemm is also entitled to receive (a) $500,000 for his efforts in developing the concept, negotiating, executing and overseeing the closing of the strategic Monaco deal transaction, which amount will be paid in monthly installments beginning with an initial payment of $12,000 on July 10, 2016 with monthly payments of $14,500 beginning on August 10, 2016, until May 10, 2019 when he is entitled to a final payment of $9,500; (b) a business opportunity success fee effective April 2017 of $105,000 to be paid in monthly installments of $14,500 for 7 months commencing June 2019 with a final payment of $3,500 in December 2019; (c) either (i) an equity interest of 5.0% based on fair market value in any business opportunity located by Mr. Stemm pursuant to the Consulting Agreement or an interest between 2.5% and 5.0% on any business opportunity that Mr. Stemm is currently pursuing on behalf of Odyssey, or which Odyssey requests that Mr. Stemm manage or (ii) cash compensation, based on Mr. Stemm’s and Odyssey’s Compensation Committee’s agreement on a reasonable determination of the economic benefit to Odyssey of the transaction or business opportunity; (d) with respect to two of the business opportunities Mr. Stemm is currently working on, (i) 5.0% of the amount Odyssey receives from the sale of any artifacts from the Enigma II project, net of conservation, marketing and selling expenses and (ii) a 5.0% interest in Odyssey’s economic benefit of any shipwreck search and recovery project that Monaco undertakes pursuant to its agreement with Odyssey; and (e) an office and administrative support.

If the Consulting Agreement is terminated by Odyssey without cause or by Mr. Stemm for good reason, Mr. Stemm will be entitled to receive (a) 18 months’ severance at the rate of $21,905 per month, and (b) the balance of any payments due with respect to clauses (a) through (e) of the preceding paragraph, and the noncompetition, nonsolicitation, and nonrecruitment restrictions set forth in the Consulting Agreement will apply during the 18-month period during which severance is paid. If the Consulting Agreement is terminated by Mr. Stemm without good reason, Odyssey will determine the period (not less than three nor more than twelve months) during which the noncompetition, nonsolicitation, and nonrecruitment restrictions set forth in the Consulting Agreement will apply, and Mr. Stemm will be entitled to receive (a) severance at the rate of $21,905 per month, and (b) the balance of any payments due with respect to clauses (a) through (f) of the preceding paragraph, in each case during the applicable period determined by Odyssey

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    23

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered certified public accounting firm for the fiscal year ending December 31, 2018. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered certified public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Ferlita, Walsh, Gonzalez & Rodriguez, P.A. have audited our consolidated financial statements annually since Odyssey’s inception. Representatives of Ferlita, Walsh, Gonzalez & Rodriguez P.A. are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. It is also expected that those representatives will be available to respond to appropriate questions.

Independent Public Accounting Firm’s Fee

The following is a summary of the fees billed to us by Ferlita, Walsh, Gonzalez & Rodrigeuz, P.A. for professional services rendered for the fiscal years ended December 31, 2016 and December 31, 2017:

Fee Category	2017	2016
Audit Fees	$183,430	$215,035
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$183,430	$215,035

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by Ferlita, Walsh, Gonzalez & Rodriguez, P.A. were for professional services rendered for the audits of our consolidated and subsidiary financial statements and services that are normally provided by the independent registered certified public accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2016 and December 31, 2017, including audited consolidated financial statements presented in our Annual Reports on Form 10-K and the review of the financial statements presented in our Quarterly Reports on Form 10-Q.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On December 27, 2017, our Audit Committee received written confirmation from Ferlita, Walsh, Gonzalez & Rodriguez, P.A. that the firm is independent of the Company in compliance with PCAOB Rule 3526 and within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

24    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Discretionary broker voting is allowed. Abstentations will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. to serve as our independent registered certified public accounting firm for the fiscal year ending December 31, 2018.

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    25

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with section 14A of the Securities Exchange Act. This vote is referred to as a “say-on-pay” vote.

Beginning on page 16 are the compensation tables and on page 16 the narrative discussion beginning of this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2017. The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 (m) through (q) of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2018 Proxy Statement, is hereby APPROVED.”

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, takes more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain talented executives.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value.

At the 2017 annual meeting, the Board of Directors recommended stockholders approve holding a “say-on-pay” vote every year. Our stockholders supported that recommendation. Accordingly, we will hold a “say-on-pay” vote annually until the 2023 annual meeting when stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on the Company, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2018 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

26    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2019 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 28, 2018. Such proposals should be delivered to Odyssey Marine Exploration, Inc., Attn: Corporate Secretary, 5215 West Laurel Street, Tampa, Florida 33607.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf of us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other current and subsequent filings with the SEC.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by

Odyssey Marine Exploration, Inc.—2018 Proxy Statement    27

calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Odyssey will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may call 1-800-579-1639 or by E-MAIL: sendmaterial@proxyvote.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of the Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the consolidated financial statements, schedules and list of exhibits, specifically requested. Requests should be sent to: (1) BY INTERNET: www.proxyvote.com; (2) BY TELEPHONE: 1-800-579-1639; (3) BY E-MAIL: sendmaterial@proxyvote.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders: This proxy statement is available for viewing on the Internet at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials and also available on our website at www.odysseymarine.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer, President and Board Member

Dated: April 26, 2018

28    Odyssey Marine Exploration, Inc.—2018 Proxy Statement

 ODYSSEY MARINE EXPLORATION, INC.

 5215 WEST LAUREL STREET

 TAMPA, FL 33607

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38805-P05177            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ODYSSEY MARINE EXPLORATION, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors				☐	☐	☐
Nominees:

	01)	John C. Abbott	04)	James S. Pignatelli
	02)	Mark D. Gordon	05)	Jon D. Sawyer
	03)	Mark B. Justh	06)	Gregory P. Stemm

The Board of Directors recommends you vote FOR proposals 2 and 3.									For	Against	Abstain

2.	To ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered public accounting firm.								☐	☐	☐

3.	To obtain non-binding advisory approval of the compensation of the Odyssey Marine Exploration, Inc. named officers.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Please indicate if you plan to attend this meeting.					☐	☐
					Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MEETING LOCATION:

Hampton Inn & Suites

Tampa Airport Avion Park Westshore

5329 Avion Park Drive

Tampa, FL 33607

DIRECTIONS:

Head North on Westshore Blvd., left on Spruce St, left on O’Brien St, right on Avion Park Dr.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.

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E38806-P05177

ODYSSEY MARINE EXPLORATION, INC.
Annual Meeting of Stockholders
June 5, 2018 9:30 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gregory P. Stemm and Mark B. Justh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ODYSSEY MARINE EXPLORATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on June 5, 2018, at the Hampton Inn & Suites, Tampa Airport Avion Park Westshore, 5329 Avion Park Drive, Tampa, FL 33607, and at any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side